Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Annual Report of AT&S Holdings, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard G. Honan II, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C.1350, that:

·
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

·
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated:  August 15, 2006

//s// Richard G. Honan
                                    ------------------------
                                    Richard G. Honan II
                                    Chief Executive Officer